UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2025

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street	Houston	TX	77002
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (832) 854-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in a Form 8-K filed on July 29, 2025 (“July 29 Form 8-K”) regarding the appointment of John B. Hess as a member of the board of directors (the “Board”) of Chevron Corporation (the “Corporation”), on July 14, 2025, in anticipation of and subject to the closing of the Corporation’s previously announced acquisition of Hess Corporation (“Hess Corp.”), which closed on July 18, 2025 (the “Closing”), Chevron U.S.A. Inc., a Pennsylvania corporation and a wholly owned subsidiary of the Corporation (“Chevron USA”), and HFO Holdings LLC, a Delaware limited liability company wholly owned by Mr. Hess (“HFO”), entered into a non-binding memorandum of understanding, pursuant to which the parties expressed their mutual desire to progress discussions with respect to (i) Chevron USA causing the transfer to HFO or its designee of Chevron USA’s interest in Hess Toy Truck LLC (“ToyCo”), a limited liability company that holds assets comprising the Hess Corp. toy truck business (other than the Transferred Trademarks (as defined below), and (ii) Chevron USA causing the assignment of its interest in HLOGO LLC (“HLOGO”), a limited liability company holding the intellectual property rights with respect to the “Hess” name and all trademarks and logos that contain “Hess” (collectively, the “Transferred Trademarks”), and the www.hess.com domain and any other domains or social media accounts that contain “Hess” (collectively, the “Electronic Assets”) to HFO or its designee.

On December 17, 2025, (i) Hess Corp. and Mr. Hess executed an agreement for Hess Corp. to sell, assign, transfer and convey to Mr. Hess a 100% membership interest in ToyCo for $40,000 effective as of April 1, 2026; and (ii) Hess Corp. and Mr. Hess executed an agreement for Hess Corp. to sell, assign, transfer and convey to Mr. Hess a 100% membership interest in HLOGO for $863,000 effective December 17, 2025. Prior to the execution of the forgoing agreements, Hess Corp. assigned to HLOGO the Electronic Assets, and HLOGO granted Chevron USA an exclusive (in the field of oil and gas business), perpetual, irrevocable, fully paid up, royalty free, worldwide license to use and display the Transferred Trademarks in connection with the oil and gas business and in connection with the ToyCo business prior to the closing of the sale of ToyCo to Mr. Hess, and HLOGO granted Chevron USA a three-year license with respect to the Electronic Assets with automatic renewals unless terminated.

In addition, as disclosed in the July 29 Form 8-K, Chevron USA and HFO entered into a transition services agreement (the “TSA”), which included the provision by Chevron USA of certain IT transition support services to facilitate the separation of the Hess family office from Hess Corp. (the “Hess IT Separation”). In connection with implementing the Hess IT Separation, Hess Corp. retained a vendor to assist with the Hess IT Separation, where the vendor’s services included assisting with identifying a managed service provider (“MSP”) for the Hess family office, identifying IT support services under the TSA, and contracting with the MSP. Hess Corp. paid the vendor $484,985 for these services, of which $107,899.78 was billed for services performed after Mr. Hess joined the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2025

CHEVRON CORPORATION
By:	/s/ Christopher A. Butner
Christopher A. Butner
Assistant Secretary and Senior Counsel